Exhibit 32.1
Section 1350 Certifications
In connection with the Annual Report of Central Federal Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Eloise L. Mackus, Chief Executive Officer of the Company and Therese Ann Liutkus, President, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Eloise L. Mackus
Eloise L. Mackus, Esq.
Chief Executive Officer, General Counsel and Corporate Secretary

/s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
President, Treasurer and Chief Financial Officer
Date: March 30, 2011